Exhibit 10.13

Office Support Agreement

April 1, 2026

This contract is between SparkLabs Korea “SLK” and Spark I Acquisition Corporation “S1AC”, together “the Parties,” for Office Support services provided by SLK to S1AC.

SLK will provide office space, telecommunication services, security, utilities and maintenance (the “Services”) to S1AC for 6 months from April 1, 2026 to Sep 30, 2026 (renewable upon mutual agreement between the Parties).

SLK will provide the Services for a monthly of USD 1,000.- for the 6 months period.

Signed by:

Name:
Sparklabs Korea

Name: James Rhee, CEO
Spark 1 Acquisition Corporation